EXHIBIT 99.2
Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of a statement on Schedule 13G (including any and all amendments thereto) with respect to the ordinary shares, par value US$0.00002 each, of China GrenTech Corporation Limited, a Cayman Islands company, and to the filing of this agreement as an exhibit thereto.
     IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of the 12th day of February 2008.

Drag Investments Limited
/s/ Kunjie Zhuang
Name:	Kunjie Zhuang
Title:	Director

Kunjie Zhuang
/s/ Kunjie Zhuang
Kunjie Zhuang

Haifan Zhuang
/s/ Haifan Zhuang
Haifan Zhuang

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